EXHIBIT 32.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Troika Media Group, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sid Toama, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2022	By:	/s/ Sid Toama
	Name:	Sid Toama
	Title:	Chief Executive Officer
(Principal Executive Officer)
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Troika Media Group, Inc. and will be retained by Troika Media Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.